Exhibit 99.1

Sutro Biopharma Announces 1-for-10 Reverse Stock Split

SOUTH SAN FRANCISCO, Calif., Dec. 1, 2025 – Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), a clinical stage oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today announced that its Board of Directors (Board) has approved a reverse stock split of the Company’s outstanding shares of common stock at a ratio of 1-for-10. The reverse stock split will become effective at 12:01 a.m. Eastern Time on December 3, 2025. Sutro’s common stock will begin trading on a post-reverse stock split basis on December 3, 2025, under the Company’s existing trading symbol “STRO” with a new CUSIP number of 869367201. The reverse stock split is intended to regain compliance with Nasdaq’s minimum bid price requirement of $1.00 per share.

The reverse stock split was approved by Sutro’s stockholders at the Company’s 2025 annual meeting of stockholders held on June 6, 2025, to be effected at the Board’s discretion within approved parameters. The reverse stock split reduces the number of shares of the Company’s outstanding common stock from approximately 85,193,912 shares to approximately 8,519,392. As a result of the reverse stock split, proportionate adjustments will be made to the exercise prices and number of shares of Sutro’s common stock underlying the Company’s outstanding equity awards for common stock, as well as the number of shares issuable under the Company’s equity incentive and inducement plans, and employee stock purchase plan. There will be no change to the number of authorized shares or to the par value per share.

Information for Sutro’s Stockholders

Sutro’s transfer agent, Equiniti Trust Company, LLC, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of Sutro’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. None of Sutro’s common stock is held in certificate form. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares will receive the number of shares of common stock as rounded up to the nearest whole share. The reverse stock split will affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share.

About Sutro Biopharma

Sutro Biopharma, Inc. is advancing a next-generation antibody-drug conjugate (ADC) platform designed to deliver single- and dual-payload ADCs that enable meaningful breakthroughs for patients with cancer. By fully optimizing the antibody, linker, and payload, Sutro’s cell-free platform produces ADCs that are engineered to improve drug exposure, reduce side effects, and expand the range of treatable tumor types. With unique capabilities in dual-payload ADCs, Sutro aims to overcome treatment resistance and redefine what’s possible in cancer therapy. The Company’s pipeline of single- and dual-payload ADCs targets large oncology markets with limited treatment options and significant need for improved therapies.

For more information, follow Sutro on social media @Sutrobio or visit www.sutrobio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Sutro’s future stock price, the effects of the reverse stock split on stockholders, compliance with Nasdaq listing standards and Sutro’s ability to remain listed on the Nasdaq Global Market. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to obtain, maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact
Emily White
Sutro Biopharma
(650) 823-7681
ewhite@sutrobio.com

Media Contact
Amy Bonanno
Lyra Strategic Advisory
abonanno@lyraadvisory.com